As filed with the Securities and Exchange Commission on January 20, 2006
Registration No. 333-117681

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No.1 TO
FORM F-3
REGISTRATION STATEMENT under THE SECURITIES ACT OF 1933

Marconi Corporation plc
(Exact name of Registrant as specified in its charter)

United Kingdom	4813	Not Applicable
(State or other jurisdiction of incorporation or organization)	(primary Standard Industrial Identification Number)	(I.R.S. Employer Identification Number)

New Century Park P.O. Box 53 Coventry, Warwickshire CV3 1HJ United Kingdom Telephone: 44 (0) 2476 562000 (Address and telephone number of Registrant's Principal Executive offices)

Patricia Hoffman Marconi Inc. 333 Pierce Road Suite 378 Itasca, Illinois 60143 U.S.A. Telephone: (630) 285-5303

Copies to: John Banes, Esq. Davis Polk & Wardwell 99 Gresham Street London EC2V 7NG United Kingdom

Termination of Offering and
Removal of Securities from Registration

Marconi Corporation plc (the “Registrant”) filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form F-3 on July 27, 2004 (Reg. No. 333-117681), as amended by Pre-Effective Amendment No. 1 to Form F-3 filed with the SEC on August 10, 2004 (together, the “Registration Statement”), which registered 9,928,683 ordinary shares issuable from time to time upon the exercise of warrants issued by the Registrant. The Company has resolved to terminate the offering made under the Registration Statement, such termination to be effective as of March 28, 2006. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to deregister all the ordinary shares issuable upon exercise of the warrants as remain unissued as of the termination of this offering on March 28, 2006.

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on January 20, 2006.

MARCONI CORPORATION PLC

By:	/s/Mary Angela Skelly

Name: Mary Angela Skelly Title: Company Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/John Francis Devaney	Chairman of the Board of Directors	January 20, 2006

John Francis Devaney

/s/Michael William John Parton	Director and Principal Executive Officer	January 20, 2006

Michael William John Parton

/s/Paviter Singh Binning	Director and Principal Financial Officer	January 20, 2006

Paviter Singh Binning

/s/Heather Green	Principal Accounting Officer	January 20, 2006

Heather Green

/s/Michael Kent Atkinson	Director	January 20, 2006

Michael Kent Atkinson

/s/Douglas Francis McWilliams	Director	January 20, 2006

Douglas Francis McWilliams

/s/Werner Karl Koepf	Director	January 20, 2006

Werner Karl Koepf

/s/Patricia Ann Hoffman	Authorized Representative in the United States	January 20, 2006

Patricia Ann Hoffman

/s/Peter Charles Fletcher Hickson	Director	January 20, 2006

Peter Charles Fletcher Hickson

/s/Kathleen Ruth Flaherty	Director	January 20, 2006

Kathleen Ruth Flaherty